UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 2, 2013

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One StarPoint, Stamford, Connecticut		06902
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(203) 964-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director

On January 2, 2013, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") announced that the board of directors of the Company (the "Board") elected Aylwin Lewis as a director of the Company, effective January 1, 2013. The nomination and selection of Mr. Lewis was made without any arrangements or understandings between Mr. Lewis and the Company, its shareholders, or any third party.

It is expected that Mr. Lewis will serve on the Company’s Audit Committee.

There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Lewis was a participant.

For serving on the Company’s Board, Mr. Lewis will be compensated for his service in the same manner as the Company’s other non-employee directors.

Mr. Lewis is expected to become a party to an Indemnification Agreement with the Company on the same basis as the Company's other directors, in the form filed with the Company's Current Report on Form 8-K filed with the SEC on November 25, 2009. There are no other contractual arrangements between Mr. Lewis and the Company.

The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated January 2, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

January 2, 2013	By:	Kristen Prohl

Name: Kristen Prohl
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release